Exhibit 10.1

PURCHASE AGREEMENT

        This Purchase Agreement (this “Agreement”) is dated as of July 20, 2004, among Toreador Resources Corporation, a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and, collectively, the “Investors”).

        WHEREAS, subject to the terms and conditions set forth in this Agreement the Company desires to sell certain securities to each of the Investors and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

        1.1 Definitions.     In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

              “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

             “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

             “Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

              “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

              “Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

              “Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

              “Commission” means the Securities and Exchange Commission.

              “Common Stock” means the common stock of the Company, par value $.15625 per share, and any securities into which such common stock may hereafter be reclassified.

              “Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

              “Company Counsel” means Haynes and Boone LLP.

              “Company Deliverables” has the meaning set forth in Section 2.2(a).

              “Convertible Notes” means the convertible notes due on June 30, 2009 issuable by the Company to the Investors pursuant to terms hereof, in the Form of Exhibit A.

              “Disclosure Materials” has the meaning set forth in Section 3.1(h).

              “Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

              “Equity Interest” means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

              “GAAP” means U.S. generally accepted accounting principals.

              “Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

              “Investment Amount” means, with respect to each Investor, the investment amount indicated below such Investor’s signature page to this Agreement.

              “Investor Deliverables” has the meaning set forth in Section 2.2(b).

              “Investor Party” has the meaning set forth in Section 4.7.

              “Knowledge” or any derivation thereof with respect to the Company or any Subsidiary thereof means the actual awareness of G. Thomas Graves III, Douglas W. Weir or Michael FitzGerald of a fact or other matter.

              “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

              “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

              “New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

              “Permitted Liens” means: (a) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (b) liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Company or a Subsidiary; (d) liens imposed by law, such as mechanics’, workers’, materialmens’, carriers’ or other like liens arising in the ordinary course of business of the Company or a Subsidiary which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (e) liens existing on the Closing Date; (f) purchase money security interests or liens for the purchase of fixed assets to be used in the business of the Company or a Subsidiary, securing solely the fixed assets so purchased and the proceeds thereof; (g) capitalized leases which do not violate any provision of this Agreement; (h) liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; and (i) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company’s real property which do not materially interfere with the use of such property.

              “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

             “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced.

              “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares.

              “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

              “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents that the Company is obligated to issue, whether contingently or otherwise, including, without limitation, any Underlying Shares issuable upon conversion in full of all Convertible Notes and any Warrant Shares issuable upon exercise in full of all the Warrants.

              “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

              “SEC Reports” has the meaning set forth in Section 3.1(h).

              “Securities” means the Convertible Notes and the Underlying Shares issuable under the Convertible Notes.

              “Securities Act” means the Securities Act of 1933, as amended.

              “Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

              “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

              “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

              “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

              “Transaction Documents” means this Agreement, the Convertible Notes, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

              “Underlying Shares” means the shares of Common Stock issuable upon conversion of the Convertible Notes.

              “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

              “Warrants” means the warrants issuable under certain circumstances as detailed in the Convertible Notes.

ARTICLE II.
PURCHASE AND SALE

        2.1     Closing.   Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Convertible Notes representing such Investor’s Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

        2.2    Closing Deliveries.   (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the "Company Deliverables"):

                                  (i)        Convertible Notes in the aggregate principal amount of the Investment Amount indicated below such Investor’s name on its signature page of this Agreement, registered in the name of such Investor;

                                  (ii)        the legal opinion of Company Counsel, in agreed form, addressed to the Investors; and

                                  (iii)        the Registration Rights Agreement, duly executed by the Company.

            (b)        At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

                                  (i)        its Investment Amount indicated below such Investor’s name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                                  (ii)        the Registration Rights Agreement, duly executed by such Investor; and

                                  (iii)        such other documents and instruments as the Company may reasonably request.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of the Company.     The Company hereby makes the following representations and warranties to each Investor:

             (a)        Subsidiaries.     The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens (other than Permitted Liens), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

             (b)        Organization and Qualification.     The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

             (c)        Authorization; Enforcement.     The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

             (d)        No Conflicts.     The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other written agreement to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations assuming the validity of Investors’ representations and warranties set forth in this Agreement), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

             (e)        Filings, Consents and Approvals.     The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) the filings required by the Toronto Stock Exchange and (vi) those that have been made or obtained prior to the date of this Agreement.

             (f)        Issuance of the Common Stock.     The Underlying Shares have been duly authorized and, if issued in accordance with the Convertible Notes, will be duly and validly issued, fully paid and non-assessable, free and clean of all Liens. The Warrant Shares have been duly authorized and, if issued in accordance with the Warrants, will be duly and validly issued, fully paid and non-assessable, free and clean of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of the Warrants, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

             (g)        Capitalization.     Except as set forth on Schedule 3.1(g), the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the conversion, exchange or reset price under such securities.

             (h)        SEC Reports; Financial Statements.     The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

             (i)        Press Releases.     The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

             (j)        Material Changes.     Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

             (k)        Litigation.     There is no Action pending, or to the Knowledge of the Company, threatened which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Since January 1, 2000, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. Since January 1, 2000, there has not been, and to the Knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Company has not received notice that the Commission has issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act since January 1, 2000.

             (l)        Labor Relations.     No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (m)        Compliance.     Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor to the Knowledge of the Company has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

             (n)        Regulatory Permits.     The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and, to the Knowledge of the Company, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

             (o)        Title to Assets.     The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and valid title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Permitted Liens and Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

             (p)        Patents and Trademarks.     The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the Knowledge of the Company, all such Intellectual Property Rights are enforceable except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principals of general application, and, to the Knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights.

             (q)        Insurance.     The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

             (r)        Transactions With Affiliates and Employees.     Except as set forth on Schedule 3.1(r) or in the SEC Reports, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

             (s)        Internal Accounting Controls.     The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal controls that would be required to be disclosed pursuant to Item 308(c) of Regulation S-K under the Exchange Act or, to the Company’s Knowledge, in other factors that would reasonably be expected to have a Material Adverse Effect on the Company’s internal controls.

             (t)        Solvency.     Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company has no current intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

             (u)        Certain Fees.     Except as specified in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

             (v)        Certain Registration Matters.     Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Convertible Notes by the Company to the Investors under the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Investors under Form S-3 promulgated under the Securities Act. Except as specified in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

             (w)        Listing and Maintenance Requirements.     Except as specified in the SEC Reports and Schedule 3.1(w), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

             (x)        Investment Company.     The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

             (y)        Application of Takeover Protections.     The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

             (z)        No Additional Agreements.     The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

             (aa)        Disclosure.     The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        3.2    Representations and Warranties of the Investors.     Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

             (a)        Organization; Authority.     Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

             (b)        Investment Intent.     Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

             (c)        Investor Status.     At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

             (d)        General Solicitation.     Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (e)        Access to Information.     Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

             (f)        Limited Ownership.     The purchase by such Investor of the Securities issuable to it at the Closing (including the Underlying Shares or Warrant Shares that would be issuable upon the conversion of such Securities) will not result in such Investor (individually or together with other Persons with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

             (g)        Certain Trading Activities.     Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving any of the Company’s securities) that were not in compliance with all applicable state and federal securities laws, rules, and regulations (including, without limitation, Regulation M promulgated under the Securities Act) and the rules and regulations of the Nasdaq National Market System or taken any action (including Short Sales) designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no actual knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall not apply to Affiliates except Affiliates that are subsidiaries or directly controlled entities and shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

             (h)        Independent Investment Decision.     Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. If such Investor is other than OASIS (as such term is defined herein), such Investor represents and warrants that Bryan Cave LLP has not acted as its legal counsel in connection with the transactions contemplated by this Agreement.

             (i)        Material, Non-Public Information.     Each Investor acknowledges that neither it nor any of its respective agents or counsel has received any information that such Investor believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

        4.1 (a) Investors understand and acknowledge that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company and its counsel, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

             (b)        Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

            The Company acknowledges and agrees that an Investor may, if able, from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

             (c)        Certificates evidencing Underlying Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Underlying Shares is then effective, or (ii) following a sale or transfer of such Underlying Shares or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Underlying Shares or Warrant Shares are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Company agrees that it shall, within three Trading Days following a request by a Investor given at such time as restrictive legends would not then be required under this Section 4.1(b), issue and deliver to such Investor certificates that are free of restrictive legends representing Underlying Shares in replacement of Underlying Shares or Warrant Shares previously issued with restrictive legends.

        4.2     Furnishing of Information.     As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares or Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Underlying Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

        4.3     Acknowledgment of Dilution.     The Company acknowledges that the issuance of Underlying Shares or Warrant Shares upon conversion of Convertible Notes will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligation to honor conversions under the Convertible Notes is unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Investor.

        4.4     Integration.     The Company shall not, and shall use its commercial best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

        4.5     Reservation of Shares.     The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Notes. If on any date the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of Underlying Shares or Warrant Shares, as the case may be, issuable upon conversion in full of the Notes or exercise in full of the Warrants due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s certificate of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares or Warrant Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company’s certificate of incorporation or other organizational document to evidence such increase.

        4.6     Conversion Procedures.     The form of Conversion Notice included in and as defined in the Convertible Notes sets forth the totality of the procedures required by the Investors in order to convert the Convertible Notes. The Company shall honor conversions of the Convertible Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

        4.7     Subsequent Registrations.     Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement with the Commission with respect to any securities of the Company.

        4.8     Securities Laws Disclosure; Publicity.     By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, the Company shall issue a press release disclosing the transactions contemplated hereby. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Closing Date, if different from the date of this Agreement, the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

        4.9     Limitation on Issuance of Future Priced Securities.     During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

        4.10     Indemnification of Investors.     In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.

        4.11     Non-Public Information.     The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless the Company subsequently complies with Regulation FD or prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

        4.12     Listing of Securities.     The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Underlying Shares or Warrant Shares, and will take such other action as is necessary or desirable to cause the Underlying Shares or Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

        4.13     Use of Proceeds.     The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

        4.14     Trading Restrictions.     Each Investor hereby severally covenants to the Company as follows: Such Investor’s trading and distribution activities with respect to the Underlying Shares or Warrant Shares will at all times be in compliance with all applicable state and federal securities laws, rules and regulations (including, without limitation, Regulation M promulgated under the Securities Act) and the rules and regulations of the Nasdaq National Market System and that neither such Investor nor any of its Affiliates will take, directly or indirectly, any action designed to cause or that would result in, or which would constitute or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the purchase, sale or resale of the Common Stock, Underlying Shares or Warrant Shares, including, but not limited to, Short Sales. Except as set forth in this Section 4.14, the covenant made by each Investor in this Section shall not prohibit such Investor from engaging in Short Sales once the transactions contemplated by this Agreement have been publicly disclosed. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no actual knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall not apply to Affiliates except Affiliates that are subsidiaries or directly controlled entities and shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

        4.15     Pledge of Securities.     In the event the Securities are eligible to be pledged in an Investor’s bona fide margin account, the Company agrees to use its commercial best efforts to assist each Investor in pledging the Securities in a manner consistent with the Securities Act into the bona fide margin account of such Investor.

        4.16     Payment of Cash Dividend.     The Company agrees, so long as any of the Convertible Notes are outstanding, not to declare, pay or make any provision for any cash dividend or other cash distribution with respect to the Common Stock of the Company, without first obtaining the approval of the Investors of a majority of the then outstanding Convertible Notes.

        4.17     Additional Debt.     The Company’s total Indebtedness (as such term is defined in the Convertible Note) shall not exceed that amount which is fifty percent (50%) of the Company’s most recent “net reserve value” on a consolidated basis calculated under methodology prescribed by the SEC.  The “net reserve value” shall be calculated at least annually and shall be calculated by a third party engineer selected by the Company.  The most recent reserve report shall be provided to the Investors upon reasonable request.

        4.18     Repurchase of Company Securities.     For so long as any of the Convertible Notes are outstanding, the Company shall not, without the affirmative vote of the Investors of at least a majority of the principal amount of the Convertible Notes then outstanding, redeem or purchase directly or indirectly any securities of the Company; provided, however, the Company shall be permitted to redeem or purchase directly or indirectly any or all shares of the Company’s Series A Convertible Preferred Stock and/or the Company’s Series A-1 Convertible Preferred Stock so long as the Closing Price (as defined in the Convertible Note) for each of the 30 consecutive Trading Days prior to the date the Company provides notice to the holders of the Series A Convertible Preferred Stock and/or the Series A-1 Convertible Preferred of a redemption or purchase of the shares of Series A Convertible Preferred Stock and/or Series A-1 Convertible Preferred Stock is at least $6.00 (subject to equitable adjustment).

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

        5.1     Conditions Precedent to the Obligations of the Investors to Purchase Securities.     The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

             (a)        Representations and Warranties.     The representations and warranties of the Company contained herein, (i) to the extent not qualified by materiality or Material Adverse Effect, shall have been true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, except for such representations and warranties made as of a certain date, which shall be true and correct in all material respects as of such date and (ii) to the extent qualified by materiality or Material Adverse Effect, shall have been true and correct as of the date when made and as of the Closing as though made on and as of such date, except such representations and warranties made as of a certain date, which shall be true and correct as of such date;

             (b)        Performance.     The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

             (c)        No Injunction.     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

             (d)        Adverse Changes.     Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or would reasonably be expected to result in a Material Adverse Effect;

             (e)        No Suspensions of Trading in Common Stock; Listing.     Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

             (f)        Company Deliverables.     The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

             (g)        Timing.     The Closing shall have occurred no later than July 27, 2004.

        5.2     Conditions Precedent to the Obligations of the Company to sell Securities.     The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

             (a)        Representations and Warranties.     The representations and warranties of each Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

             (b)        Performance.     Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

             (c)        No Injunction.     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

             (d)        Investors Deliverables.     Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

             (e)        Timing.     The Closing shall have occurred no later than July 27, 2004.

ARTICLE VI.
MISCELLANEOUS

        6.1     Fees and Expenses.     At the Closing, the Company shall pay to Bryan Cave LLP $30,000 and no more (less previously delivered amounts) as partial reimbursement of DKR SoundShore Strategic Holding Fund Ltd. and DKR SoundShore Oasis Holding Fund Ltd. (collectively, “OASIS”) for its legal fees in connection with the preparation of the Transaction Documents, it being understood that Bryan Cave LLP has only rendered legal advice to OASIS, and not to the Company in connection with the transactions contemplated hereby, and that each of the Company and the other Investors has relied for such matters on the advice of its own respective counsel. Except as specified in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes.

        6.2     Entire Agreement.     The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        6.3     Notices.     Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, TX 75205

Facsimile: (214) 559-3945
Attention: Chief Financial Officer

With a copy to:	Haynes & Boone LLP
901 Main Street, Suite 3100
Dallas, TX 75202
Facsimile: (214) 200-0676
Attention: Janice V. Sharry

If to an Investor:	To the address set forth under such Investor's name
on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        6.4     Amendments; Waivers; No Additional Consideration.     No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Convertible Notes. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Convertible Notes.

        6.5     Construction.     The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

        6.6     Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Convertible Note, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

        6.7     No Third-Party Beneficiaries.     This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

        6.8     Governing Law.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

        6.9     Survival.     The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

        6.10     Execution.     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        6.11     Severability.     If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        6.12     Rescission and Withdrawal Right.     Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

        6.13     Replacement of Securities.     If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

        6.14     Remedies.     In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        6.15     Payment Set Aside.     To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        6.16     Independent Nature of Investors’ Obligations and Rights.     The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

        6.17     Limitation of Liability.     Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TOREADOR RESOURCES CORPORATION By: /s/ Douglas W. Weir Name: Douglas W. Weir Title: Senior VP&CFO

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SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DKR SOUNDSHORE STRATEGIC HOLDING FUND LTD.
NAME OF INVESTOR
/s/ Barbara Burger
By: Name: Barbara Burger
Title: Alternate Director

Investment Amount: $ 600,000

Tax ID No.: 98-0210934

ADDRESS FOR NOTICE

c/o: DKR Capital Partners L.P.

Street: 1281 E. Main Street

City/State/Zip: Stamford, CT 06902

Attention: Barbara Burger

Tel: 203-324-8400

Fax: 203-324-8488

DELIVERY INSRUCTIONS
(if different from above)

c/o: same as notice

Street:

City/State/Zip:

Attention:

Tel:

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DKR SOUNDSHORE OASIS HOLDING FUND LTD.
NAME OF INVESTOR
/s/ Barbara Burger
By: Name: Barbara Burger
Title: Alternate Director

Investment Amount: $ 2,400,000

Tax ID No.: 98-0221468

ADDRESS FOR NOTICE

c/o: DKR Oasis Management Company L.P.

Street: 1281 E. Main Street

City/State/Zip: Stamford, CT 06902

Attention: Barbara Burger

Tel: 203-324-8400

Fax: 203-324-8488

DELIVERY INSRUCTIONS
(if different from above)

c/o: same as notice address

Street:

City/State/Zip:

Attention:

Tel:

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LANGLEY PARTNERS, L.P.
NAME OF INVESTOR
/s/ Jeff Thorp
By: Name: Jeff Thorp
Title: Member of GP Langley Capital

Investment Amount: $ 2,500,000

Tax ID No.: 134136173

ADDRESS FOR NOTICE

c/o:

Street: 535 Madison, 7th Floor

City/State/Zip: New York, BY 10022

Attention: Jeff Thorp

Tel: 212-850-7528

Fax: 212-208-2971

DELIVERY INSRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JMG Capital Partners, L.P.
NAME OF INVESTOR
/s/ Jonathan Glaser
By: Name: Jonathan Glaser
Title: Member Manager

Investment Amount: $ 1,000,000

Tax ID No.: 68-0271606

ADDRESS FOR NOTICE

c/o: JMG Capital Management L.L.C.

Street: 1999 Avenue of the Stars, Suite 2530

City/State/Zip: Los Angeles, CA 90067

Attention: Jonathan Glaser

Tel: 310-201-2619

Fax: 310-201-2759

DELIVERY INSRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JMG Triton Offshore Fund, Ltd.
NAME OF INVESTOR
/s/ Jonathan Glaser
By: Name: Jonathan Glaser
Title: Member Manager

Investment Amount: $ 1,000,000

Tax ID No.: n/a

ADDRESS FOR NOTICE

c/o: Pacific Assets Management L.L.C.

Street: 1999 Avenue of the Stars, Suite 2530

City/State/Zip: Los Angeles, CA 90067

Attention: Jonathan Glaser

Tel: 310-201-2759

Fax: 310-201-2759

DELIVERY INSRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel: